Exhibit 3.4

FIRST AMENDMENT TO
LIMITED LIABILITY COMPANY AGREEMENT

     This Amendment (“Amendment”) is made and entered into as of March 1, 2005 by Goal Financial, LLC (“Goal”), formerly known as Student Loan Consolidation Center, LLC, CLF Management Corp. (“CLF Management,” and together with Goal, “Members”), and CLF II Management Corp.

BACKGROUND

     WHEREAS, Members are the members of Consolidation Loan Funding II, LLC, a Delaware limited liability company (“Company”);

     WHEREAS, Members entered into that certain Limited Liability Company Agreement of Company, dated as of January 5, 2004 (“Agreement”);

     WHEREAS, the parties hereto intended (as evidenced by Exhibits B and C to the Agreement) that CLF II Management Corp. be a party to the Agreement, rather than CLF Management; and

     WHEREAS, Members desire to amend the Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     SECTION 1. Defined Terms. Capitalized terms defined in the Agreement and used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

     SECTION 2. Amendment to the Agreement. The Agreement is hereby amended as follows:

          (a) CLF Management hereby ceases to be a party to the Agreement and hereby ceases to be a Member of Company. The rights, powers, privileges, duties and obligations inuring to CLF Management as party to the Agreement and as Member and Special Member of the Company cease herewith;

          (b) CLF II Management Corp., by its signature hereto, agrees that it shall be a party to the Agreement and a Member and Special Member of the Company with all of the rights, powers, privileges, duties and obligations pertaining thereto; and

          (c) The term “CLF Management Corp.” shall in each and every instance in which it appears in the Agreement be deemed to be stricken and replaced by the term “CLF II Management Corp.”

     SECTION 3. Miscellaneous. Sections 13.03, 13.05, 13.06, 13.07 and 13.08 of the Agreement are hereby incorporated by reference as if set forth in full herein, except that for purposes of such incorporation by reference all references in such sections to the Agreement shall be deemed to refer to this Amendment.

[SIGNATURE PAGES FOLLOW]

2

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

GOAL FINANCIAL, LLC

By:	/s/ Ken Ruggiero

	Name:	Ken Ruggiero

	Title:	Chief Financial Officer

S-1	First Amendment to Limited
Liability Company Agreement
(Consolidation Loan Funding II, LLC))

CLF MANAGEMENT CORP.

By:	/s/ Seamus Garland

	Name:	Seamus Garland

	Title:	Secretary

S-2	First Amendment to Limited
Liability Company Agreement
(Consolidation Loan Funding II, LLC))

CLF II MANAGEMENT CORP.

By:	/s/ Ken Ruggiero

	Name:	Ken Ruggiero

	Title:	Chief Financial Officer

S-3	First Amendment to Limited
Liability Company Agreement
(Consolidation Loan Funding II, LLC))